CTS Corporation
Form 10-Q
EXHIBIT 10(a)
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIRD AMENDMENT TO CREDIT AGREEMENT, dated as of April 29, 2005 (this “Amendment”), among CTS CORPORATION, an Indiana corporation (the “Borrower”), the guarantors party hereto, the financial institutions listed on the signature pages hereof as Lenders and HARRIS TRUST AND SAVINGS BANK (“Harris”), as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Borrower, the guarantors party thereto (the “Guarantors”), the financial institutions listed on the signature pages thereof as Lenders and the Administrative Agent have heretofore entered into that certain Credit Agreement, dated as of July 14, 2003 (as amended, the “Credit Agreement”), among the Borrower, the Guarantors party thereto, the Lenders party thereto, Harris, as L/C Issuer and Administrative Agent, and National City Bank of Indiana, as Syndication Agent, and Key Bank National Association, as Documentation Agent; and
     WHEREAS, the Borrower has asked the Lenders and the Administrative Agent to (i) amend the Leverage Ratio and (ii) make certain other changes to the Credit Agreement.
     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
SECTION 1.1 Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in the Credit Agreement shall have such meanings when used in this Amendment.
ARTICLE II.
AMENDMENTS
SECTION 2.1
(a)	Section 5.1 of the Credit Agreement is hereby amended by inserting the following new defined term in proper alphabetical order:

“Adjusted EBITDA” means, with reference to any period, EBITDA for such period plus an amount calculated by the Borrower and approved by the Administrative Agent in its reasonable discretion equal to the EBITDA of the Persons or assets which are the subject of each Permitted Acquisition as if such Permitted Acquisition was completed on the first day of such period to the extent not subsequently sold or otherwise disposed of during such period.

(b)	The defined term “Leverage Ratio”appearing in Section 5.1 of the Credit Agreement is hereby amended in its entirety and as so amended shall read as follows:

“Leverage Ratio” means, as of the last day of any fiscal quarter of the Borrower, the ratio of Total Funded Debt of the Borrower and its Subsidiaries as of the last day of such fiscal quarter to Adjusted EBITDA of the Borrower and its Subsidiaries for the period of four fiscal quarters then ended.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article III of the Credit Agreement and additionally represents and warrants to the Administrative Agent and each Lender as set forth in this Article III.
SECTION 3.1 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s powers, have been duly authorized by all necessary corporate action, and do not:
(a)	contravene the Borrower’s constituent documents;

(b)	contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or

(c)	result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties.
SECTION 3.2 Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment.
SECTION 3.3 Validity, etc. This Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its terms.
ARTICLE IV.
MISCELLANEOUS PROVISIONS
SECTION 4.1 Ratification of and References to the Credit Agreement. The Credit Agreement is hereby ratified, approved and confirmed in each and every respect.

SECTION 4.2 Headings. The various headings of this Amendment are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
SECTION 4.3 Execution in Counterparts, Effectiveness, etc. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement.
SECTION 4.4 Effectiveness. This Amendment shall become effective upon execution and delivery by the Borrower, Guarantors and the Required Lenders.
SECTION 4.5 No Other Amendments. Except for the amendments expressly set forth above, the text of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect, and the Lenders and the Administrative Agent expressly reserve the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents.
SECTION 4.6 Governing Law; Entire Agreement. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF ILLINOIS.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

“BORROWER”

CTS CORPORATION, an Indiana corporation

By	/s/ Matthew W. Long

Name MATTHEW W. LONG
Title Treasurer
“GUARANTORS”

CTS CORPORATION, a Delaware corporation

By	/s/ Matthew W. Long

Name MATTHEW W. LONG
Title Treasurer

CTS ELECTRONIC COMPONENTS, INC.

By	/s/ Richard G. Cutter

Name RICHARD G. CUTTER
Title Vice President and Secretary

DYNAMICS CORPORATION OF AMERICA

By	/s/ Matthew W. Long

Name MATTHEW W. LONG
Title Vice President and Treasurer

LTB INVESTMENT CORPORATION

By	/s/ Matthew W. Long

Name MATTHEW W. LONG
Title Vice President and Treasurer

“LENDERS”

HARRIS TRUST AND SAVINGS BANK, in its individual capacity as a Lender and as Administrative Agent

By	/s/ Thad D. Rasche

Name THAD D. RASCHE
Title Vice President

NATIONAL CITY BANK OF INDIANA, as Lender

By	/s/ Robert E. Norell, Jr.

Name ROBERT E. NORELL, JR.
Title Vice President

KEY BANK NATIONAL ASSOCIATION, as Lender

By	/s/ Daniel Di Marco

Name DANIEL DI MARCO
Title Assistant Vice President